CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Harris & Harris Group, Inc. of our report dated March 13, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting of Harris & Harris Group, Inc., which appears in such Registration Statement.  We also consent to the references to us under the headings "Selected Condensed Consolidated Financial Data", "Other Information" and “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
September 21, 2009